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                                  EXHIBIT 23.1

                       Consent of KPMG Peat Marwick LLP




                    [Letterhead of KPMG Peat Marwick LLP]


The Board of Directors
Center Banks Incorporated:

We consent to incorporation by reference in the Registration Statement on Form S-3 of Center Banks Incorporated of our report dated March 15, 1996 relating to the balance sheet of Cicero Bank as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended which report appears in the Form 8-K/A of Center Banks Incorporated dated April 18, 1996. Our report refers to a change in accounting for impaired loans in 1995, and to the fact that the Bank has not fully satisfied two of thirteen provisions of the Bank's April 1993 Memorandum of Understanding from the Federal Deposit Insurance Corporation and the State of New York Banking Department.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG Peat Marwick LLP

Syracuse, New York
December 13, 1996

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                                 Exhibit 23.1


                    [LETTERHEAD OF KPMG PEAT MARWICK LLP]


The Board of Directors
Center Banks Incorporated:

We consent to incorporation by reference in the Registration Statement on Form S-3 of Center Banks Incorporated of our report dated January 23, 1996, relating to the consolidated balance sheets of Center Banks Incorporated and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of Center Banks Incorporated. Our report refers to a change in accounting for impaired loans at January 1, 1995.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG PEAT MARWICK LLP

Syracuse, New York
December 13, 1996